Exhibit 99.1

 Electronic Control Security, Inc. Appoints Leading Nuclear Security
            and Public Relations Experts to Advisory Board

    CLIFTON, N.J.--(BUSINESS WIRE)--Nov. 7, 2005--ECSI (Electronic Control Security, Inc. (OTCBB: EKCS) a leading provider of security solutions to governments, nuclear power facilities and corporations worldwide, has appointed Mr. Edward V. Badolato and Mr. Juda S. Engelmayer to its Advisory Board.
    Edward V. Badolato, Vice President for Homeland Security, The Shaw Group (NYSE: SGR), brings a stellar record in nuclear security and anti-terrorism operations to the ECSI Advisory Board. He has been involved in numerous high profile programs dealing with security, protection of energy infrastructure, and counterterrorism operations. He was the Deputy Assistant Secretary at the Department of Energy where he was the principal director of security, energy contingency planning and international energy security activities. He was the principal architect of the US Government's present day nuclear weapons security programs, as well as all of its conventional energy emergency preparedness activities. He led security vulnerability assessment programs at each of DOE's 58 nuclear sites, and coordinated multi-billion dollar upgrades in nuclear facility security countermeasures. Following recent announcements by the United States government and corporations of moves to expand nuclear power generation for the first time in over a decade, Mr Badolato's advice and knowledge will help ECSI capitalize on their role as a leading provider of nuclear power plant security systems.
    Juda S. Engelmayer brings his experience as a highly regarded public relations professional with expertise in city, state, and federal government and political affairs to ECSI. His career demonstrates outstanding writing and communications skills that generated extensive positive media coverage and press contacts for his clients. A former Vice President of Rubenstein Associates Inc., where he handled an extensive list of clients, he has also served as Assistant Press Secretary to the New York State Comptroller and as Campaign Coordinator for Hillary Rodham Clinton during her 2000 U.S. Senate race. His public relations expertise and government experience provide an important reservoir of knowledge as ECSI moves to expand their government business and effectively communicate their growth plans.
    Arthur Barchenko, Chairman and CEO of ECSI stated, "Edward and Juda bring valuable experience to our Advisory Board. Together, they know more than just nuclear security and anti-terrorism, they know how to effectively implement and communicate their knowledge to achieve maximum impact. Their expertise will help to take the growth at ECSI to the next level."

    About ECSI

    ECSI is recognized as a global leader in perimeter security and an effective quality provider for both the Department of Defense and Homeland Security programs. The ISO 9001 Registered company designs, manufactures and markets physical electronic security systems for high profile, high threat environments. The employment of risk assessment and analysis allows ECSI to determine and address the security needs of government and commercial-industrial installations. The company has teaming agreements with ARINC, Hudson Marine Inc., Lockheed Martin Transportation & Security Solutions, Parsons Infrastructure & Technology Group, SERCO, Inc., Tetra Tech, Inc. and other industry leaders. ECSI is located at 790 Bloomfield Avenue, Bldg. C-1, Clifton, NJ 07012. Tel: 973-574-8555; Fax: 973-574-8562. For more information on ECSI and its customers please go to http://www.anti-terrorism.com.

    ECSI INTERNATIONAL, INC. SAFE HARBOR STATEMENT: Statements in this press release, including the statements relating to projected future financial performance, are considered forward-looking statements under the federal securities laws. Sometimes these statements will contain words such as "anticipates," "expects," "plans," "projects," "estimates," "outlook," "forecast," "guidance," "assumes," and other similar words. These statements and those contained in the 10KSB and 10QSB's are not guarantees of the Corporation's future performance and are subject to risks, uncertainties and other important factors that could cause the Corporation's actual performance or achievements to be materially different from those the Corporation may project. These are only some of the numerous factors that may affect the forward-looking statements contained in this press release.

    CONTACT: For ECSI
             Kathleen Zomack, 973-574-8555